PRESS RELEASE

Southern Community Financial Corporation Sets Date and Time for Announcement of Third Quarter 2006 Results

Winston-Salem, NC, October 19, 2006 -- Southern Community Financial Corporation (Nasdaq: SCMF and SCMFO) announced today that it will report financial results after the market closes on Wednesday, October 25, 2006.

F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation, along with members of the Southern Community executive team, will provide an overview of the third quarter performance and business highlights in a conference call to be held at 10:00 AM, E.T. Thursday, October 26. The event will be archived on the Southern Community website, www.smallenoughtocare.com, for 30 days. The participant toll free number is 888-694-4702, conference ID# 8024055.

About the Company:

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank, with twenty-one banking offices throughout the Piedmont region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For additional information:
F. Scott Bauer, Chairman/CEO
336/768-8500